Exhibit 99.4

TECK RESOURCES LIMITED

Offer to Exchange

$1,315,000,000 aggregate principal amount of its 9.75% Senior Secured Notes due 2014 (CUSIP Numbers 878742AJ4),

$1,060,000,000 aggregate principal amount of its 10.25% Senior Secured Notes due 2016 (CUSIP Numbers 878742AM7),

$1,850,000,000 aggregate principal amount of its 10.75% Senior Secured Notes due 2019 (CUSIP Numbers 878742AQ8),

which have been registered under the Securities Act of 1933, as amended,

for the same aggregate principal amounts of its outstanding

9.75% Senior Secured Notes due 2014 (CUSIP Numbers 878742AG0/C87392AA1),

10.25% Senior Secured Notes due 2016 (CUSIP Numbers 878742AK1/C87392AB9),

10.75% Senior Secured Notes due 2019 (CUSIP Numbers 878742AN5/C87392AC7)

To Our Clients:

We are enclosing a prospectus, dated [                    ], 2009 (the “Prospectus”), of Teck Resources Limited (the “Company”), and a related letter of transmittal (the “Letter of Transmittal,” which, together with the Prospectus, constitutes the “Exchange Offer Documents”) relating to the offer (the “Exchange Offer”) by the Company to exchange $1,315,000,000 aggregate principal amount of its 9.75% Senior Secured Notes due 2014 (CUSIP Numbers 878742AJ4), $1,060,000,000 aggregate principal amount of its 10.25% Senior Secured Notes due 2016 (CUSIP Numbers 878742AM7) and $1,850,000,000 aggregate principal amount of its 10.75% Senior Secured Notes due 2019 (CUSIP Numbers 878742AQ8) (collectively, the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for the same aggregate principal amounts of its issued and outstanding 9.75% Senior Secured Notes due 2014 (CUSIP Numbers 878742AG0/C87392AA1), 10.25% Senior Secured Notes due 2016 (CUSIP Numbers 878742AK1/C87392AB9) and 10.75% Senior Secured Notes due 2019 (CUSIP Numbers 878742AN5/C87392AC7) (collectively, the “Initial Notes”) upon the terms and subject to the conditions set forth in the Exchange Offer Documents.

Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on [                    ], 2009 unless extended by the Company in its sole discretion.

The Exchange Offer is not conditional upon any minimum number of Initial Notes being tendered.

We are the holder of record of Initial Notes held by us for your account. A tender of such Initial Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Initial Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Initial Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. Please so instruct us by completing, executing and returning to us the enclosed Instruction to Registered Holder from Beneficial Owner. We also request that you confirm with such instruction form that we may on your behalf make the representations contained in the Letter of Transmittal.

Pursuant to the Letter of Transmittal, each holder of Initial Notes will represent to the Company that (i) the Exchange Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such holder, (ii) neither the holder of the Initial Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Initial Notes, neither the holder nor any such other person is engaged in or intends to participate in a distribution of the Exchange Notes and (iv) neither the holder nor any such other person is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act or, if such holder is an “affiliate,” that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder is a broker-dealer (whether or not it is also an “affiliate”) that will receive Exchange Notes for its own account in exchange for Initial Notes, we will represent on behalf of such broker-dealer that the Initial Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.